Exhibit 99.1

Long Island Iced Tea Corp. Announces 2016 First Quarter Results

First Quarter Net Sales Increase 92% Compared to Prior Year

Hicksville, NY (May 9, 2016) — Long Island Iced Tea Corp. (OTCQB: LTEA) (the “Company”), a growth-oriented company focused on the ready-to-drink tea segment in the beverage industry, today reported results for the first quarter ended March 31, 2016.

For the first quarter of 2016, the Company reported net sales of $508,169 and a net loss of $1,417,070, compared to the prior year’s first quarter net sales of $264,722 and net loss of $378,666, respectively. The increase in our net sales was primarily due to brand momentum and an increase in distribution which was also bolstered by the sale of the Company’s product line in gallon containers. Our net losses increased primarily as the result of increased operating expenses resulting primarily from increased payroll costs (including stock based compensation), increased Advisory Board and Board of Director fees, and increased professional and consulting fees.

First Quarter Review - Comparison of Quarters March 31, 2016 and 2015

•	Net sales increased 92% to $508,169, compared to $264,722 in the prior year’s first quarter.
•	Gross margin decreased to 8% of net sales, compared to 27% in the prior year’s first quarter.
•	Operating expenses increased by $837,004, or 196%, to $1,264,208, compared to $427,204 in the prior year’s first quarter.
•	Net loss was $1,417,070 or $(0.30) per share, compared to a net loss of $378,666 or $(0.14) per share, in the prior year’s first quarter.
•	EBITDA Loss, as adjusted (a non-GAAP measure) was $875,465, compared to EBITDA Loss, as adjusted (a non-GAAP measure) of $328,144 in the prior year’s first quarter.

Non-GAAP Financial Measures

Within the information above, Long Island Iced Tea Corp. provides information regarding EBITDA, as adjusted, which is not a recognized term under GAAP (Generally Accepted Accounting Principles) and does not purport to be an alternative to net income (loss), the closest GAAP financial measure, as a measure of operating performance. Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for bad debt expense, and stock-based compensation expense (including accrued stock based compensation for shares issuable to the Company’s Board of Directors and Advisory Board and stock issued to consultants), is a key metric the Company uses in evaluating its financial performance on a consistent basis across various periods. EBITDA, as adjusted, is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. Due to the significance of non-cash and non-recurring items, EBITDA, as adjusted, enables the Company's Board of Directors and management to monitor and evaluate the business on a consistent basis. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and allocation of capital resources. The Company believes that EBITDA, as adjusted, eliminates items that are not indicative of its core operating performance, are based on management's estimates, such as allowance accounts, are due to changes in valuation, or do not involve a cash outlay, such as stock-based compensation expense. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, net income (loss). A reconciliation of net loss to EBITDA Loss, as adjusted, is presented below.

About Long Island Iced Tea Corp.

Headquartered in Long Island, New York, Long Island Iced Tea Corp. operates in the ready-to-drink tea segment of the beverage industry. The Company has developed non-alcoholic, premium iced tea bottled beverages made with quality ingredients that are offered at an affordable price. The Company is currently organized around its flagship brand Long Island Iced Tea, a premium, ready-to-drink iced tea sold primarily on the East Coast of the United States through a network of distributors. The Company’s website is www.longislandicedtea.com.

Forward Looking Statements

This press release includes statements of the Company’s expectations, intentions, plans and beliefs that constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of the Company’s business strategies and its expectations concerning future operations, margins, sales, new products and brands, potential joint ventures, potential acquisitions, expenses, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements include any statement that does not directly relate to a historical or current fact. You can also identify these and other forward-looking statements by the use of such words as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "thinks," "estimates," "seeks," "predicts," "could," "projects," "potential" and other similar terms and phrases, including references to assumptions. These forward looking statements are made based on expectations and beliefs concerning future events affecting the Company and are subject to uncertainties, risks and factors relating to its operations and business environments, all of which are difficult to predict and many of which are beyond its control, that could cause its actual results to differ materially from those matters expressed or implied by these forward looking statements. These risks include its history of losses and expectation of further losses, its ability to expand its operations in both new and existing markets, its ability to develop or acquire new brands, its relationships with distributors, the success of its marketing activities, the effect of competition in its industry and economic and political conditions generally, including the current economic environment and markets. More information about these and other factors are described under the caption "Risk Factors" in Long Island Iced Tea Corp.'s Quarterly Report on Form 10-Q for the three months ended March 31, 2016  and other reports the Company files with the Securities and Exchange Commission. When considering these forward looking statements, you should keep in mind the cautionary statements in this press release and the reports the Company files with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and the Company cannot predict those events or how they may affect it. The Company assumes no obligation to update any forward looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2016	2015

Net sales	$508,169	$264,722
Cost of goods sold	467,618	193,309
Gross profit	40,551	71,413

Operating expenses:
General and administrative expenses	777,665	219,423
Selling and marketing expenses	486,543	207,781
Total operating expenses	1,264,208	427,204

Operating Loss	(1,223,657)	(355,791)

Other expenses:
Interest expense	(193,413)	(22,875)
Total other expenses	(193,413)	(22,875)

Net loss	$(1,417,070)	$(378,666)

Weighted average number of common shares
outstanding – basic and diluted	4,720,929	2,633,334

Basic and diluted net loss per share	$(0.30)	$(0.14)

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES
Reconciliation of net loss EBITDA, as adjusted (a non-GAAP measure)
(Unaudited)

	For the Three Months Ended March 31,
	2016	2015

Net loss	$(1,417,070)	$(378,666)

Adjustments:

Interest expense	193,413	22,875
Depreciation and amortization	39,945	25,670

EBITDA Loss (a non-GAAP measure)	(1,183,712)	(330,121)

Adjustments:

Bad debt expense	8,693	1,977
Stock based compensation	181,354	-
Issuance of common stock to consultants, vendors, and customers	53,200	-
Accrued Advisory Board and Board of Directors Fees - Stock based	65,000	-

EBITDA Loss, as adjusted (a non-GAAP measure)	$(875,465)	$(328,144)

Contacts:

For Investors

Phil Thomas

Long Island Iced Tea Corp.

1-855-542-2832

info@longislandteas.com